POWER OF ATTORNEY

Known all by these presents, that the undersigned hereby authorizes Joseph J. Zepf, Linda M. Siluk and Mark Davis of Party City Corporation (the "Company"), to execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the Company, Forms 3, 4 and 5 and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission prursuant to Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatseoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intens and purposes as the undersigned might or could do if personally present, with full power of substituionor revocation, hereby ratifying and confirming all that such attorney-im-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that ehe foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilityies to comly with Section 16 of the Securities and Exchange Act of 1934.

This Power of Attorney shall remain
in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 15th day of July, 2003.



STATE OF

COUNTY OF



	On this
___________ day of ____________, ______________, ________________
personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS
WHEREOF, I have hereunto set my hand and official seal.





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						Notary Public





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						My Commission Expires: